Exhibit 99.1

PRESS RELEASE

CONTACT:

Liz Shows

Odyssey Marine Exploration, Inc.

(813) 876-1776

lshows@odysseymarine.com

Odyssey Marine Exploration Appoints Larissa Pommeraud to its Board of Directors

TAMPA, Fla., March 3, 2025 (BUSINESSWIRE) – Odyssey Marine Exploration, Inc. (NASDAQ: OMEX), a global leader in ocean exploration and sustainable mineral resource development, today announced the appointment of Larissa Pommeraud to its Board of Directors.

“We are delighted to welcome Ms. Pommeraud to the Board. Her expertise in corporate strategy will play a critical role in shaping Odyssey’s long-term vision for sustainable mineral sourcing, supporting the clean energy transition, and ensuring a stable phosphate supply to strengthen global food security,” said Mark Gordon, Odyssey’s Chief Executive Officer and Chairman of the Board of Directors. “Having served alongside her on the Board of Marine Applied Research and Exploration (MARE) for nearly six years, I have seen firsthand her deep commitment to responsible exploration and environmental sustainability—values that align closely with Odyssey’s mission.”

Ms. Pommeraud brings extensive experience in corporate leadership, strategy, and environmental sustainability, with a strong focus on balancing economic growth with responsible resource management.

Ms. Pommeraud currently advises a diverse portfolio of companies, including Agno Health, where she also serves as fractional Chief Operating Officer. She is also the Chairman of the Board for Marine Applied Research and Exploration (MARE), a nonprofit organization dedicated to advancing deep-sea research and conservation through cutting-edge robotic technology. In this role, she oversees strategy, finance, governance, and business development efforts, helping expand MARE’s global impact on deep-sea exploration, marine ecosystem protection, and sustainable resource management.

Previously, Ms. Pommeraud held executive leadership roles in several sports and arts-oriented e-commerce companies including StubHub, Art.com, Minted, and League One Volleyball. She also served on multiple for-profit boards for eBay/StubHub sports-tech investments. Before that, she spent 14 years at top tier management consultancy, Bain & Company, as both a strategy consultant and leader of Bain’s North America marketing and EMEA strategy and operations.

Ms. Pommeraud has a deep-rooted passion and background in environmental sustainability. She began her career with an inspiring multi-year internship pioneering corporate environmental responsibility at Interface, Inc. (see the “Beyond Zero” documentary) and at the United States Environmental Protection Agency (EPA), where she helped develop the first Federal Climate Change Mitigation Guide to improve the government’s energy efficiency and reduce greenhouse gas emissions.

She earned her Bachelor of Arts degree in Economics and Environmental Science & Public Policy from Harvard University, graduating Magna Cum Laude, and holds a Master of Business Administration degree from INSEAD (Institut Européen d’Administration des Affaires).

About Odyssey Marine Exploration

Odyssey Marine Exploration, Inc. (NASDAQ: OMEX) is a global leader in ocean exploration with over 30 years of experience. The company is committed to the sustainable and responsible discovery, validation, and advancement of seafloor critical mineral projects, including polymetallic nodules for battery metals and subsea phosphate deposits for fertilizers. Offering comprehensive research, marine operations, and regulatory compliance support, Odyssey works with governments and seafloor rights holders worldwide. Odyssey develops its projects in collaboration with a global network of partners, academics, and industry professionals who share its commitment to environmentally sound solutions to obtain minerals that will address present and future global challenges. Learn more at www.odysseymarine.com.

Forward Looking Information

Odyssey Marine Exploration believes the information set forth in this Press Release may include “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Act of 1934. Certain factors that could cause results to differ materially from those projected in the forward-looking statements are set forth in “Risk Factors” in Part I, Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, which was filed with the Securities and Exchange Commission on May 17, 2024. The financial and operating projections as well as estimates of mining assets are based solely on the assumptions developed by Odyssey that it believes are reasonable based upon information available to Odyssey as of the date of this release. All projections and estimates are subject to material uncertainties and should not be viewed as a prediction or an assurance of actual future performance. The validity and accuracy of Odyssey’s projections will depend upon unpredictable future events, many of which are beyond Odyssey’s control and, accordingly, no assurance can be given that Odyssey’s assumptions will prove true or that its projected results will be achieved.

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